SCHEDULE 14C
                         (RULE 14C-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

                    SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only (as
permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                         AMERICAN PRECIOUS METALS, INC..
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)
    and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                          AMERICAN PRECIOUS METALS, INC.
                               260 Garibaldi Avenue
                              Lodi, New Jersey 07644

                               INFORMATION STATEMENT

                         WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


GENERAL

     This Information Statement is being furnished to the stockholders of American Precious Metals, Inc., a Delaware corporation (the "Company"), in connection with the Certificate of Amendments to the Company's Certificate of Incorporation by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting solely of the Company's outstanding Common Stock, $0.00001 par value ("Common Stock"). On November 10, 2000, the Company's Board of Directors approved and recommended that the Certificate of Incorporation be amended to change its name to American Global Enterprises, Inc. ("First Amendment") , and December 20, 2000, the Company's Board of Directors approved and recommended that the Certificate of Incorporation be amended further to change its name to American International Ventures, Inc. ("Second Amendment") (sometimes collectively referred to as, the "Amendments").

     A consent of shareholders holding in excess of a majority of the Voting Capital Stock approving the First Amendment was executed on November 10, 2000, and a consent of shareholders holding in excess of a majority of the Voting Capital Stock approving the Second Amendment was executed on December 20, 2000. The First Amendment and the Second Amendment were filed with the Secretary of State of the State of Delaware on November 13, 2000, and December 21, 2000, respectively. If the proposed Amendments were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "DGCL") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the First Amendment and Second Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended change in the name of the Company to reflects the broadening of the Company's business interests from exclusively mining related activities.

     The record dates established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company for the First Amendment and Second Amendment are November 10, 2000 and December 20, 2000, respectively. On each record date, the Company's officers and directors, consisting of Dr. Emanuel Ploumis, Brian Russell, Dale Truesdell, Thomas F. August, Charles Fitzpatrick, Jack Wagenti and Jonathan E. Downs (collectively, the "Officers and Directors"), own in the aggregate 4,575,000 shares of common stock of the Company. The number of outstanding shares of Voting Capital Stock on the record dates of the First Amendment and the Second Amendment are 8,420,544 and 9,120,544 shares, respectively. The Officers and Directors own 4,575,000 shares of Voting Capital Stock on each record date, which equates to 54.33% and 50.16%, respectively, of the total outstanding Voting Capital Stock of the Company on the record dates for the First Amendment and Second Amendment. The Officers and Directors gave their written consent to the First Amendment and Second Amendment on November 10, 2000 and December 20, 2000, respectively. The written consents to the Amendments by the majority shareholders of Voting capital Stock become effective on upon the filing the written consents with the Secretary of the Company. The Company has filed the First Amendment and the Second Amendment with the State of Delaware effecting the name changes on November 13, 2000 and December 21, 2000, respectively, and are effective as of such dates. The date on which this Information Statement was first sent to the stockholders on or about February __, 2001.

     Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the corporate action without a meeting of stockholders. The First Amendment and Second Amendment were filed with the State of Delaware and have become effective on November 13, 2000 and December 21, 2000, respectively. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the adoption of the First Amendment and Second Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the record dates of the First Amendment and Second Amendment, there were 8,420,544 and 9,120,544 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table identifies as of the respective record date information regarding the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its Common Stock of the
Company:
                                                         Percentage of
                                         Common Stock    Common Stock
                                         Beneficially    Beneficially Owned On
Name(1)                 Title            Owned(2)        Respective Record Dates
--------------------------------------------------------------------------------
Dr. Emanuel Ploumis     Chief Executive   1,500,000       17.81(1)/16.44(2)
436 Market Street       Officer and
Oxford, PA 19363        and Chairman

Jack Wagenti            President and     1,500,000       17.81(1)/16.44(2)
260 Garibaldi Ave       Director
Lodi, NJ 07644

Jonathan E. Downs       Secretary and     1,400,000       16.63(1)/15.35(2)
27 Bush Lane            Treasurer
Denville, NJ 07834

Charles A. Fitzpatrick  Director            50,000         0.60(1)/0.55(2)
1111 Childs Ave
Drexell, PA 19026

Thomas F. August        Director            50,000         0.60(1)/0.55(2)
308 E. Ashland Ave
Glenholden, PA 19036

Brian Russell           Director            50,000         0.60(1)/0.55(2)
52 Doris Street
Kensington,
South Africa 2094

Dale Truesdell          Director            25,000         0.36(1)/0.27(2)
78 Reynolds Road
Shelburne, MA 01370

All officers and                         4,575,000        54.33(1)/50.16(2)
directors as a
group (7 persons)

-----------------
    (1) Based on 8,420,544 shares of common stock outstanding as of the record date for the First Amendment, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

    (2) Based on 9,120,544 shares of common stock outstanding as of the record date for the Second Amendment, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

                    AMENDMENT TO CERTIFICATE TO EFFECT NAME CHANGE


GENERALLY.

     The Board of Directors of the Company has authorized the amendment of the Company's Certificate of Incorporation to change its name from American Precious Metals, Inc. to American Global Enterprises, Inc. ("First Amendment"), and from American Global Enterprises, Inc. to American International Ventures, Inc. ("Second Amendment").

REASONS FOR THE NAME CHANGE.

     The Company has changed its name to reflect the broadening of the Company's business interests from exclusively mining related activities. In this regard and as reported by the Company in its Form 10-QSB for the period ended November 30, 2000, on November 2, 2000, the Company entered into an Intent to Share Exchange with TLM Industries, Inc. ("TLM"). TLM through its wholly owned subsidiary, GetToner.com, Inc., sells disposable imaging products such as laser toner, inkjet, and fax ribbon cartridges for computer printers, fax machines and copiers. However, at this date, a formal agreement has not been entered into between he parties.

NO DISSENTER'S RIGHTS.

     Under DGCL, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company.

     The text of the First Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement, and the text of the Second Amendment to the Certificate of Incorporation is set forth as Exhibit B to this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS


/s/Jack Wagenti
---------------
   Jack Wagenti,
   President
   American Precious Metal, Inc.

Dated: February 9, 2001

                                   EXHIBIT "A"

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

     American Precious Metals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That a meeting of the Board of Directors of American Precious Metals, Inc., the following resolutions was duly adopted by the directors setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: that Certificate of Incorporation of this corporation be amended by changing that Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     The name of the Corporation is American Global Enterprises, Inc.

     SECOND: That said amendment was duly authorized in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, said American Precious Metals, Inc. has caused this certificate to be signed by Jack Wagenti, its President, this the 10th day of November, 2000.

                                              By:/s/Jack Wagenti
                                              ------------------
                                                    Jack Wagenti, President

                                   EXHIBIT "B"

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

     American Global Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That a meeting of the Board of directors of American Global Enterprises, Inc., the following resolutions was duly adopted by the directors setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: that Certificate of Incorporation of this corporation be amended by changing that Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     The name of the Corporation is American International Ventures, Inc.

     SECOND: That said amendment was duly authorized in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, said American Global Enterprises, Inc. has caused this certificate to be signed by Jack Wagenti, its President, this the 20th day of December, 2000.

                                              By:/s/Jack Wagenti
                                              ------------------
                                                    Jack Wagenti, President

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